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                                                                     Exhibit 3.1


                         CERTIFICATE OF INCORPORATION
                                      OF
                      AMERICAN BUSINESS INFORMATION, INC.


       The undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of Delaware, does hereby certify and adopt the following Certificate of Incorporation:


                                  ARTICLE I.
                                     Name

     The name of the Corporation shall be American Business Information, Inc.


                                  ARTICLE II.
                          Registered Office and Agent

     The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801, and the name of the Registered Agent at such address is The Corporation Trust Company.


                                 ARTICLE III.
                                    Purpose

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                                  ARTICLE IV.
                               Authorized Stock

     The aggregate number of shares which the Corporation shall have authority to issue is Eighty Million (80,000,000), divided into Seventy-five Million (75,000,000) shares of Common Stock with a par value of One Fourth of One Cent ($0.0025) per share, and Five Million (5,000,000) shares of Preferred Stock with a par value of One Fourth of One Cent ($0.0025) per share.

     Each holder of shares of Common Stock of the Corporation shall be entitled to one vote for each share of Common Stock held in the name of such holder on the books of the Corporation. The holder of each share of a series of Preferred Stock shall be entitled to such voting rights as may be authorized by the Board of Directors pursuant to Article V of this Certificate.


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                                  ARTICLE V.
                       Rights and Preferences of Holders
                              of Preferred Stock

     The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of Article IV, to provide for the issuance of the shares of Preferred Stock in series, and by filing a Certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

     The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

A. The number of shares constituting that series and the distinctive designation of that series;

B. The dividend rate on the shares of that series, whether dividends shall be cumulative, and if so, from which data or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

C. Whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

D. Whether that series shall have conversion privileges, and if so, the terms and conditions of such conversion privileges, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

E. Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

F. Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking funds;

G. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

H.  Any other relative rights, preferences and limitations of that series.

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     Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividend shall be paid or declared and set apart for payment on the Common Stock with respect to the same dividend period.

     If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of each series of Preferred Stock in accordance with each such series respective preferential amounts (including unpaid cumulative dividends, if any).


                                  ARTICLE VI.
                                 Incorporator

     The name and mailing address of the Incorporator is Vinod Gupta, 5711 South 86/th/ Circle, Omaha, Nebraska 68127. Until the directors are elected, the Incorporator shall manage the affairs of the Corporation and may do whatever is necessary and proper to effect the organization of the Corporation and the election of directors.


                                 ARTICLE VII.
                               Preemptive Rights

     The holders of Common Stock or Preferred Stock of the Corporation shall have no preemptive rights to subscribe for any shares of any class of stock of the Corporation whether now or hereafter authorized.

                                 ARTICLE VIII.
                              Board of Directors

A. The number of Directors constitution the entire Board shall be not less than three (3) nor more than fifteen (15), as fixed from time to time by vote of the majority of the entire Board; provided, however, that the number of Directors shall not be reduced so as to shorten the term of any Director at the time in office.

B. The Board of Directors shall be divided into three classes, as nearly equal in numbers as the then total number of Directors constitution the entire Board permits with the term of office of one class expiring each year. At the first annual meeting of shareholders in 1992, the term of office of the first class of Directors will expire and at which them their successors shall be elected for a term expiring at the third succeeding annual meeting after their election. At the annual meeting of the shareholders in 1993, the term of office of the second class of Directors will expire and at which time their successors shall be elected for a term expiring at the third succeeding annual meeting after their election. At the annual meeting of the shareholders in 1994, the term of office of the third class of Directors will expire and at which time their

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     successors shall be elected for a term expiring at the third succeeding annual meeting after their election. Any vacancies in the Board of Directors, acting by a majority of the Directors then in office, although less than a quorum, and any Director so chosen shall hold office until the next election of the class for which such Director shall have been chosen. Subject to the foregoing, at each annual meeting of shareholders, the successors to the class of Directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting after their election.

C. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation), any director or the entire Board of Directors of the Corporation may be removed at any time, but only for cause and only by affirmative vote of the holders of fifty percent (50%) or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose.


                                  ARTICLE IX.
                                    Bylaws

     All of the powers of the Corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors of the Corporation. Except as otherwise provided in this Article IX, and in furtherance, and not in limitation of that power, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time the Bylaws of the corporation, subject to the right of the shareholders entitled to vote with respect thereto to adopt, alter, amend and repeal Bylaws made by the Board of Directors. The shareholders may expressly provide in any bylaw that such bylaw may not be altered, amended or repealed by the Board of Directors; and a bylaw so providing may not be altered, amended or repealed by the Board of Directors.


                                  ARTICLE X.
                             Amendment of Articles

     Notwithstanding any other provision of this Certificate of Incorporation or the Bylaws of the Corporation (in addition to any other vote that may be required by law, this Certificate of Incorporation or the Bylaws), the affirmative vote of the holders of at least sixty percent (60%) of the outstanding shares of the Common Stock of the Corporation, and any series of Preferred Stock entitled to vote generally in the election of Directors (considered for this purpose as one class) shall be required to amend, alter or repeal any provision of this Certificate of Incorporation.


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                                  ARTICLE XI.
                            Liability of Directors

     No Director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach or fiduciary duty as a Director; provided, however, that the foregoing clause shall not apply to any liability of a Director: ( i ) for any breach of the Director's duty of loyalty to the Corporation or its shareholders; ( ii ) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law; ( iii ) under Section 174 of the General Corporation Law of the State of Delaware; or ( iv ) for any transaction from which the Director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of the Directors, then the liability of the Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this Article XI shall not adversely effect any right or protection of a Director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.


                                 ARTICLE XII.
                                Director Voting

     Unless otherwise provided by resolution by the Board of Directors, it shall not be required that elections of Directors be conducted by written ballot.


                                 ARTICLE XIII.
                                Indemnification

     The Corporation shall to the extent required, and may, to the extent permitted, by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify and reimburse all persons whom it may indemnify and reimburse pursuant thereto. Notwithstanding the foregoing, the indemnification provided for in this Article XIII shall not be deemed exclusive of any other rights to which those entitled to receive indemnification or reimbursement hereunder may be entitled under any bylaw of this Corporation, agreement, vote or consent of shareholders or disinterested directors or otherwise.

     The undersigned Incorporator hereby acknowledges that the foregoing Certificate of Incorporation is his act and deed and that the facts stated therein are true.

     DATED:  September 5, 1996         /s/ Vinod Gupta
                                       ---------------------------
                                       Vinod Gupta, Incorporator

                                       /s/ Jon H. Wellman
                                       ---------------------------
                                       Jon H. Wellman, Secretary